UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 5, 2005
CSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (330) 674-9015
Not Applicable
(Former Name or former address if changed since last report)
Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CSB Bancorp, Inc.
Item 1.01 Entry into a Material Definitive Agreement.
     On May 20, 2003, the Registrant entered into an Employment Agreement with John J. Limbert, pursuant to which Mr. Limbert was employed as CSB Bancorp’s Inc. President and Chief Executive Officer. Reference is made to the form of Employment Agreement filed with the Securities and Exchange Commission on Form 8-k on May 22, 2003.
     The Employment Agreement, dated December 5, 2005, supercedes the May 20, 2003 Employment Agreement and reflects changes which more closely align the Employment Agreement with market practices at peer financial institutions. The agreement provides the executive an extended contract for a period of three years beginning from December 5, 2005 and the provision for annual salary review during the life of the contract. Additionally, it provides the executive with additional severance benefits if, within a protected period following a change in control of the Registrant, the executive officer’s employment is terminated by the employer without cause or by the executive with good reason.
     A copy of the Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements, Pro Forma Financial Statements and Exhibits.
(c) Exhibits: 99.1 Employment Agreement, dated December 5, 2005.
SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

CSB BANCORP, INC.

	By:	/s/ Paula J. Meiler

Date: December 5, 2005		Senior Vice President and Chief Financial Officer